EXHIBIT 10.3

STATEMENT REGARDING EXTENSION OF COLLABORATIVE RESEARCH AND LICENSE
AGREEMENT DATED OCTOBER 26, 2004 BETWEEN SENOMYX, INC. AND NESTEC, LTD.

On May 7, 2008, the Company and Nestlé agreed to amend the agreement regarding the discovery and commercialization of novel flavor ingredients in the coffee and coffee whitener fields to extend the dates provided in Appendix A to July 26, 2011 (end date for Collaborative Period) and July 26, 2008 (Go/No-Go Decision Date).